Exhibit 99.1

Argo Group Announces 2009 Third Quarter and Nine Month Results

Company continues to produce strong sequential growth in book value per share in challenging rate environment

HAMILTON, Bermuda--(BUSINESS WIRE)--November 2, 2009--Argo Group International Holdings, Ltd. (NasdaqGS: AGII), an international underwriter of specialty insurance and reinsurance products, today announced financial results for the three and nine months ended Sept. 30, 2009.

Highlights for the three months ended Sept. 30, 2009:

  Total revenue was $383.8 million, up 9.2 percent over last year’s third quarter;
  Net income was $27.6 million versus a net loss of $8.8 million for the same three months in 2008;
  Net operating income after tax was $25.4 million versus $12.2 million in the third quarter of 2008;
  Book value per share at Sept. 30, 2009, rose 7.4 percent to $51.04 from $47.51 at June 30, 2009, and has increased 15.5 percent year-to-date.

Highlights for the nine months ended Sept. 30, 2009:

  Total revenue was $1.16 billion versus $908.7 million for the first nine months of 2008;
  Net income was $76.5 million, an increase of 49.7 percent over the first three quarters of 2008;
  Net operating income after tax was $100.3 million versus $68.9 million for the nine months ended Sept. 30, 2008.

Argo Group’s Chief Executive Officer Mark E. Watson III, said, “Despite the difficult, competitive environment in our underwriting businesses and the equally challenging investment landscape, I’m pleased we have continued to deliver solid value creation for our shareholders. This is evidenced by our growth in book value per share, which is up more than 15 percent since the beginning of the year and stands at a record $51.04 per share. This follows a year when our book value per share experienced a very modest decline, which was much less pronounced than others in our industry. During this period we have invested in Argo Group’s underlying business infrastructure and broadened the expertise of our senior management team. Our prudent underwriting and reserving policies have resulted in continued favorable development of business written in prior years. I believe Argo Group, therefore, is well positioned to manage through the current environment and poised to take advantage of opportunities as they become available.”

FINANCIAL RESULTS

For the three months ended Sept. 30, 2009, net income was $27.6 million or $0.89 per diluted share. Net operating income was $25.4 million or $0.82 per share. Both net income and net operating income were impacted during the period by a matter pertaining to our run-off unit that was subjected to binding arbitration, which resulted in a net charge after-tax of $3.8 million or $0.12 per share. By comparison, the third quarter of 2008 produced a net loss of $8.8 million or $0.29 per diluted share. The three months ended Sept. 30, 2008 produced net operating income of $12.2 million or $0.40 per diluted share. The differences between net income and net operating income for the three months ended Sept. 30, 2009, include the following: 1) realized gains of $0.7 million pre-tax associated with the Company’s investment portfolio; and 2) foreign currency exchange gains of $5.0 million pre-tax. (See the complete reconciliation in the attached tables.) Included in the results for the three months ended Sept. 30, 2009 and 2008, is favorable prior years’ loss development of $9.5 million and $10.6 million, respectively.

Total revenue in the third quarter of 2009 was $383.8 million versus $351.4 million in the same period in 2008. Earned premiums for the third quarter of 2009 were $347.2 million compared to $322.8 million for the third quarter of 2008. Net investment income for the three months ended Sept. 30, 2009 and 2008, was $31.9 million and $38.8 million, respectively. Net realized gains and losses on sales of investments and other than temporary impairment charges were a gain of $0.7 million and a loss of $18.4 million for the three months ended Sept. 30, 2009 and Sept. 30, 2008, respectively.

The Group combined ratio for the third quarter of 2009 was 98.6 percent versus 106.2 percent for the same period in 2008. Argo Group’s 2009 third quarter combined ratios for each business segment were as follows: Excess & Surplus Lines at 100.3 percent; Commercial Specialty at 95.1 percent; Reinsurance at 46.7 percent; and International Specialty at 100.7 percent.

For the nine months ended Sept. 30, 2009, net income was $76.5 million or $2.48 per diluted share. Net operating income for the first nine months of 2009 was $100.3 million or $3.26 per share. The difference between net income and net operating income for the first nine months of 2009 includes the nine-month impact of the items covered above as well as a 2009 second quarter charge for impairment of an intangible asset. By comparison, net income for the first nine months of 2008 was $51.1 million or $1.66 per diluted share. Net operating income for the nine months ended Sept. 30, 2008 was $68.9 million or $2.24 per share. Year-to-date 2009 and 2008, the Company has recognized favorable prior years’ loss development of $12.8 million and $26.6 million, respectively.

Total revenue for the first nine months of 2009 was $1.16 billion versus $908.7 million in the same nine-month period of 2008. Earned premiums for the first nine months of 2009 were $1.06 billion compared to $803.4 million in the first nine months of 2008. Net investment income for the first nine months of 2009 and 2008 was $113.1 million and $113.4 million, respectively. Net realized gains and losses on the sales of investments and other than temporary impairment charges were a loss of $20.3 million versus a loss of $18.3 million for the first nine months of 2009 and 2008, respectively.

The Group combined ratio for the nine months ended Sept. 30, 2009, was 96.9 percent versus 101.1 percent for the same period in 2008. Argo Group’s combined ratios for the first nine months of 2009 in each business segment were as follows: Excess & Surplus Lines at 96.4 percent; Commercial Specialty at 95.7 percent; Reinsurance at 55.5 percent; and International Specialty at 97.8 percent.

At Sept. 30, 2009, the investment portfolio totaled $4.3 billion with a net pre-tax unrealized gain of approximately $180.3 million, an improvement of approximately $119 million since June 30, 2009.

SEGMENT RESULTS

Excess & Surplus Lines (E&S) – For the third quarter of 2009, gross written premiums for E&S totaled $164.5 million, resulting in pre-tax operating income of $14.4 million. This compares to gross written premiums of $176.5 million and pre-tax operating income of $19.3 million in the third quarter of 2008. The combined ratios for the third quarter periods of 2009 and 2008, respectively, were 100.3 percent and 97.2 percent. The underwriting results for the third quarters of 2009 and 2008 include favorable prior years’ loss development of $1.4 million and $12.5 million, respectively.

For the first nine months of 2009, gross written premiums for E&S totaled $486.6 million, resulting in operating income of $63.6 million. This compares to gross written premiums of $516.9 million and operating income of $66.6 million in the first nine months of 2008. The combined ratios for the first nine months of 2009 and 2008, respectively, were 96.4 percent and 94.9 percent. The underwriting results for the nine months ended Sept. 30, 2009 include favorable prior years’ loss development of $9.7 million, compared to favorable prior years’ loss development of $22.6 million for the same nine-month period in 2008.

Commercial Specialty – During the third quarter of 2009, gross written premiums for Commercial Specialty were $166.5 million, generating pre-tax operating income of $12.1 million. This compared to 2008 third quarter gross written premiums of $167.2 million and pre-tax operating income of $7.8 million. The combined ratio for the 2009 third quarter was 95.1 percent versus a 2008 third quarter combined ratio of 101.0 percent. The underwriting results for the third quarter of 2009 include favorable prior years’ loss development of $0.4 million versus unfavorable loss development of $0.1 million for the third quarter of 2008.

During the first nine months of 2009, gross written premiums for Commercial Specialty were $379.9 million, generating operating income of $34.5 million, compared to gross written premiums of $405.4 million and operating income of $25.3 million in the first nine months of 2008. The combined ratio for the first nine months of 2009 was 95.7 percent versus 99.0 percent for the first nine months of 2008. The underwriting results for the first nine months of 2009 and 2008 include unfavorable prior years’ loss development of $2.2 million and $1.4 million, respectively.

Reinsurance – For the quarter ended Sept. 30, 2009, gross written premiums for Reinsurance were $28.9 million, generating pre-tax operating income of $13.9 million and a combined ratio of 46.7 percent. This compares to gross written premiums of $30.2 million, a pre-tax operating loss of $0.4 million and a combined ratio of 110.7 percent for the quarter ended Sept. 30, 2008. The underwriting results for the third quarter of 2009 included favorable prior years’ loss development of $2.3 million versus no development in the third quarter of 2008.

For the first nine months of 2009, gross written premiums for Reinsurance were $143.0 million, generating operating income of $34.0 million and a combined ratio of 55.5 percent. This compares to gross written premiums of $124.5 million, operating income of $14.0 million and a combined ratio of 84.3 percent in the first nine months of 2008. The underwriting results for the first nine months of 2009 include favorable prior years’ loss development of $6.7 million. There was no development related to prior years in the first nine months of 2008.

International Specialty – The International Specialty segment includes business originated by Argo International (formerly Heritage Underwriting Agency plc), Argo Group’s Lloyd’s of London operation, which was acquired in June 2008. Since International Specialty’s 2008 financial results include data only from the date of the acquisition, nine-month comparisons to 2009 are not meaningful and, therefore, not provided.

For the three-month period ended Sept. 30, 2009, gross written premiums were $145.4 million, generating pre-tax operating income of $0.7 million and a combined ratio of 100.7 percent. This compares to gross written premiums of $105.1 million, pre-tax operating income of $7.5 million and a combined ratio of 101.6 percent for the quarter ended Sept. 30, 2008. The underwriting results for the third quarter of 2009 included favorable prior years’ loss development of $3.4 million, net of premiums, and no development in the third quarter of 2008.

For the first nine months of 2009, gross written premiums for International Specialty were $562.6 million, generating operating income of $8.2 million and a combined ratio of 97.8 percent. The underwriting results for the first nine months of 2009 include unfavorable prior years’ loss development of $1.6 million, net of premiums.

Run-off – Argo Group’s Run-off segment includes financial results for (a) asbestos and environmental liabilities; (b) the former Risk Management segment; and (c) all legacy operations for PXRE Group. For the quarter ended Sept. 30, 2009, the Run-off segment produced an operating loss of $0.5 million versus an operating loss of $7.0 million for the third quarter of 2008. Run-off results for the 2009 third quarter include net favorable prior years’ loss development of $2.0 million compared to unfavorable prior years’ loss development of $1.8 million for the same three-month period in 2008. The Company received notification that it lost an arbitration pertaining to a reinsurance recoverable which resulted in a net charge after tax of $3.8 million during the three months ended Sept. 30, 2009.

For the nine months ended Sept. 30, 2009, the Run-off segment produced operating income of $4.1 million versus $0.7 million for the first nine months of 2008. Run-off results for the nine months ended Sept. 30, 2009 include favorable prior years’ loss development of $0.2 million compared to favorable loss development of $5.4 million in the first nine months of 2008.

CONFERENCE CALL

Argo Group will conduct an investor conference call starting at 10 a.m. EST (11 a.m. AST) tomorrow, Tuesday, Nov. 3, 2009. A live webcast of the conference call can be accessed by visiting Argo Group’s investor relations Web site at www.argolimited.com and clicking on the following links: Investors – News & Events – Webcasts. Participants inside the U.S. and Canada can access the call by dialing (888) 680-0890 (pass code 25866782). Callers dialing from outside the U.S. and Canada can access the call by dialing (617) 213-4857 (pass code: 25866782).

Argo Group is offering call participants a pre-registration option that expedites access to the call and minimizes hold times. Those who would like to take advantage of pre-registration can do so by accessing the following website: www.theconferencingservice.com/prereg/key.process?key=PCPWCU6TC.

Shortly after the conclusion of the conference call, a webcast replay will be made available by visiting www.argolimited.com and clicking on the following links: Investors – News & Events – Webcasts. In addition, an audio replay of the call will be available through Nov. 11, 2009, to callers dialing from inside the U.S. and Canada by dialing (888) 286-8010 (pass code 47464283). Callers dialing from outside the U.S. and Canada can access the call replay by dialing (617) 801-6888 (pass code 47464283).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of high-quality products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, Reinsurance, and International Specialty. Information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	September 30,	December 31,
	2009	2008
	(unaudited)
Assets
Total investments	$4,317.0	$3,995.4
Cash and cash equivalents	17.2	5.2
Accrued investment income	30.1	34.2
Receivables	1,675.4	1,533.2
Goodwill and intangible assets	249.7	257.6
Deferred acquisition costs	204.4	178.2
Ceded unearned premiums	224.2	208.8
Other assets	103.1	168.9
Total assets	$6,821.1	$6,381.5

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,186.9	$2,996.6
Unearned premiums	905.8	807.6
Ceded reinsurance payable	618.1	603.4
Debt	69.4	117.3
Junior subordinated debentures	311.4	311.4
Other liabilities	156.2	192.3
Total liabilities	5,247.8	5,028.6

Total shareholders' equity	1,573.3	1,352.9
Total liabilities and shareholders' equity	$6,821.1	$6,381.5

Book value per common share	$51.04	$44.18

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Gross Written Premiums	$505.8	$477.7	$1,573.9	$1,221.9
Net Written Premiums	387.5	352.5	1,137.2	883.0

Earned Premiums	347.2	322.8	1,062.8	803.4
Net Investment Income	31.9	38.8	113.1	113.4
Realized investment gains (losses), net	0.7	(18.4)	(20.3)	(18.3)
Fee Income	4.0	8.2	6.3	10.2
Total Revenue	383.8	351.4	1,161.9	908.7

Losses and Loss Adjustment Expenses	208.3	228.4	644.6	524.7
Underwriting, Acquisition and Insurance Expenses	134.1	114.2	384.9	287.8
Interest Expense and Other	9.0	11.9	27.3	28.4
Foreign Currency Exchange (Gain) Loss	(5.0)	3.3	7.9	3.3
Impairment of Intangible Asset	-	-	5.9	-
Total Expenses	346.4	357.8	1,070.6	844.2

Income (Loss) Before Taxes	37.4	(6.4)	91.3	64.5
Income Tax Provision	9.8	2.4	14.8	13.4
Net Income (Loss)	$27.6	$(8.8)	$76.5	$51.1

Net Income (Loss) per Common Share (Basic)	$0.89	$(0.29)	$2.49	$1.67

Net Income (Loss) per Common Share (Diluted)	$0.89	$(0.29)	$2.48	$1.66

Weighted Average Common Shares:
Basic	30.8	30.6	30.7	30.6
Diluted	30.9	30.6	30.8	30.8

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$164.5	$176.5	$486.6	$516.9
Net Written Premiums	138.2	140.6	405.5	412.4
Earned Premiums	138.4	131.4	403.9	392.5

Underwriting Income (Loss)	$(0.4)	$3.6	$14.3	$20.1
Net Investment Income	14.8	15.7	49.3	46.5
Operating Income Before Taxes	$14.4	$19.3	$63.6	$66.6

Loss Ratio	66.2	64.2	62.7	61.9
Expense Ratio	34.1	33.0	33.7	33.0
GAAP Combined Ratio	100.3%	97.2%	96.4%	94.9%

Commercial Specialty
Gross Written Premiums	$166.5	$167.2	$379.9	$405.4
Net Written Premiums	133.5	133.8	287.8	302.4
Earned Premiums	90.4	92.6	274.4	261.0

Underwriting Income (Loss)	$4.4	$(0.9)	$11.8	$2.5
Net Investment Income	6.6	7.4	22.4	22.0
Other Income	1.1	1.3	0.3	0.8
Operating Income Before Taxes	$12.1	$7.8	$34.5	$25.3

Loss Ratio	66.6	72.0	66.7	70.9
Expense Ratio	28.5	29.0	29.0	28.1
GAAP Combined Ratio	95.1%	101.0%	95.7%	99.0%

Reinsurance
Gross Written Premiums	$28.9	$30.2	$143.0	$124.5
Net Written Premiums	19.1	18.3	91.0	81.9
Earned Premiums	22.9	22.4	63.4	50.9

Underwriting Income (Loss)	$12.2	$(2.4)	$28.2	$7.9
Net Investment Income	1.7	2.0	5.8	6.1
Operating Income (Loss) Before Taxes	$13.9	$(0.4)	$34.0	$14.0

Loss Ratio	14.4	75.9	22.4	52.7
Expense Ratio	32.3	34.8	33.1	31.6
GAAP Combined Ratio	46.7%	110.7%	55.5%	84.3%

International Specialty
Gross Written Premiums	$145.4	$105.1	$562.6	$179.4
Net Written Premiums	96.2	60.3	351.2	104.1
Earned Premiums	95.6	80.4	320.8	111.7

Underwriting Income (Loss)	$(0.7)	$(1.3)	$7.2	$2.1
Net Investment Income	1.4	5.6	8.3	7.2
Other Income (Expense)	-	3.2	(7.4)	3.7
Operating Income Before Taxes	$0.7	$7.5	$8.1	$13.0

Loss Ratio	57.6	72.8	60.5	67.4
Expense Ratio	43.1	28.8	37.3	30.8
GAAP Combined Ratio	100.7%	101.6%	97.8%	98.2%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME TO NET INCOME (LOSS)
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Net Income (Loss) Before Taxes:
From Operations	$31.7	$15.3	$125.4	$86.1
Foreign Currency Exchange Gain (Loss)	5.0	(3.3)	(7.9)	(3.3)
Impairment of Intangible Asset	-	-	(5.9)	-
Realized investment gains (losses), net	0.7	(18.4)	(20.3)	(18.3)
Income (Loss) Before Taxes	37.4	(6.4)	91.3	64.5
Income Tax Provision	9.8	2.4	14.8	13.4
Net Income (Loss)	$27.6	$(8.8)	$76.5	$51.1

Net Income (Loss) per Common Share (Diluted)	$0.89	$(0.29)	$2.48	$1.66

Net Income (Loss) per Common Share on
Net Income (Loss) (a)	0.97	(0.17)	2.37	1.68
Foreign Currency Exchange (Gain) Loss (a)	(0.13)	0.09	0.21	0.09
Impairment of Intangible Asset (a)	-	-	0.15	-
Realized investment gains (losses), net (a)	(0.02)	0.48	0.53	0.47

Operating Income per Common Share (Diluted)	$0.82	$0.40	$3.26	$2.24

(a) Per diluted share at assumed tax rate

CONTACT:
Argo Group International Holdings, Ltd.
Jay Bullock, 441-278-3727
Chief Financial Officer